UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 6, 2010

Oil-Dri Corporation of America
(Exact name of registrant as specified in its charter)

Delaware	001-12622	36-2048898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 North Michigan Avenue Suite 400 Chicago, Illinois	60611-4213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(312) 321-1515

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      Results of Operations and Financial Condition.

On October 12, 2010, Oil-Dri Corporation of America (the “Registrant”) issued a press release announcing its results of operations for its fourth quarter and fiscal year ended July 31, 2010. A copy of the press release is attached as Exhibit 99.1 and the information contained therein is incorporated herein by reference. The information contained in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), and it shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)(1) Fiscal 2011 Annual Incentive Plan.  At its regular meeting on October 6, 2010, the Compensation Committee of the Board of Directors of the Registrant approved the performance measure and targets to be used to determine incentive awards under the Oil-Dri Corporation of America Annual Incentive Plan (the “Plan”) for the fiscal year ending July 31, 2011 (“fiscal 2011”). Under the Plan, eligible employees (including the Registrant’s principal executive officer (the “Chief Executive Officer”), principal financial officer and the three other most highly paid executive officers as of July 31, 2010 (collectively, the (“Named Executive Officers”)) may receive annual cash incentive awards equal to a percentage of base salary. The Plan provides for the possibility of awards based on corporate financial performance; special performance, including individual, departmental or divisional performance; or a combination of the two. The performance measure approved for fiscal 2011 is corporate financial performance as measured by achievement of target pre-tax, pre-bonus income as specified in the Registrant’s fiscal 2011 annual incentive plan. Fiscal 2011 annual incentive plan target pre-tax, pre-bonus income will differ from pre-tax income shown in the Registrant’s fiscal 2011 audited consolidated financial statements in that the former will (i) include the entire amount of annual incentive plan awards, both cash and the executive deferred bonus awards described below, for fiscal 2011 and (ii) subtract the amortization for prior years’ executive deferred bonus awards. As a result of these differences, the performance measure under the fiscal 2011 annual incentive plan takes into consideration the full amount of any executive deferred bonus awards in the fiscal year for which they are made, rather than amortizing those awards over their vesting period. The foregoing covers only those differences known at the time of the adoption of the fiscal 2011 performance measure. With approval of the Compensation Committee, other items which may arise during fiscal 2011 because of extraordinary or nonrecurring events or changes in applicable accounting rules or similar events may also be used to adjust annual incentive plan target pre-tax, pre-bonus income.

The fiscal 2011 annual incentive plan provides that employees exempt from the overtime requirements of the Fair Labor Standards Act (“exempt employees”) will receive their full target bonus if the Registrant achieves 100% of its annual incentive plan target. If the Registrant achieves 110% of its annual incentive plan target, bonuses of 150% of target bonus will be paid, and if the Registrant achieves 120% of its annual incentive plan target, bonuses of 200% of target bonus will be paid. Under the Plan, bonuses are capped at 200% of target bonus. If the Registrant achieves 90% of its annual incentive plan target, bonuses of 50% of target bonus will be paid. If the Registrant achieves 84% of its annual incentive plan target, bonuses of 25% of target will be paid. Additional specific targets between 84% of annual incentive plan target and 120% of annual incentive plan target were also approved. If performance falls between two of the specified targets, the bonus payment percentage will be prorated.

Employees not exempt from the overtime requirements of the Fair Labor Standards Act (“non-exempt employees”) will receive their full target bonus of 7.5% of pay if the Registrant achieves 84% or more of its annual incentive plan target. Bonuses for these employees are capped at 100% of target bonus.

The Plan also provides for the possibility of executive deferred bonus awards for the Registrant’s senior management (including the Named Executive Officers). The fiscal 2011 performance measure and targets for executive deferred bonus awards under the Plan are the same as those listed above for exempt employees, except that no executive deferred bonus awards will be made unless 75% of target bonus is earned (meaning the Registrant has achieved 95% of its annual incentive plan target). Executive deferred bonus awards earned in fiscal 2011 will vest and be payable at the end of three years, on July 31, 2014, provided the participant is employed by the Registrant at that time. The Plan specifies certain events which may result in earlier vesting. All of the Named Executive Officers (except the Chief Executive Officer and the Vice President of Manufacturing and Logistics) and other members of senior management are participants in the executive deferred bonus portion of the Plan for fiscal 2011.

Target bonuses for the cash portion of the Plan range from 4% to 50% of base salary; target bonuses for the executive deferred bonus portion range from 10% to 25% of base salary. The specific percentage for both the cash and executive deferred portions of the Plan are generally determined by each eligible employee’s salary grade. Essentially all salaried employees of the Registrant and its domestic subsidiaries, and certain employees of its United Kingdom and Canadian subsidiaries, are eligible to participate in the Plan; at July 31, 2010, there were approximately 287 eligible employees.

The bonus opportunity for fiscal 2011 as a percent of base salary (as of the end of fiscal 2011) that each Named Executive Officer would receive if threshold, targeted and maximum performance is achieved is shown below:

	Bonus Opportunity as a % of Base Salary
	Threshold			Target			Maximum
	Cash Bonus	Deferred Bonus	Total Bonus	Cash Bonus	Deferred Bonus	Total Bonus	Cash Bonus	Deferred Bonus	Total Bonus
Daniel S. Jaffee	12.50%	0%	12.50%	50.00%	0%	50.00%	100.00%	0%	100.00%
President and Chief Executive Officer

Andrew N. Peterson	10.00%	0%	10.00%	40.00%	25.00%	65.00%	80.00%	50.00%	130.00%
Vice President and Chief Financial Officer

Thomas F. Cofsky	10.00%	0%	10.00%	40.00%	0%	40.00%	80.00%	0%	80.00%
Vice President of Manufacturing and Logistics

Charles P. Brissman	8.25%	0%	8.25%	33.00%	13.20%	46.20%	66.00%	26.40%	92.40%
Vice President, General Counsel and Secretary

Jeffrey M. Libert	7.50%	0%	7.50%	30.00%	12.00%	42.00%	60.00%	24.00%	84.00%
Vice President of Finance and Treasurer

Note:  The percentages shown above are based on the salary grades of the Named Executive Officers as of October 6, 2010 and may change if the salary grade of a Named Executive Officer changes during the remainder of fiscal 2011.

The Chief Executive Officer may exercise discretion in determining the incentive bonus to be paid under the Plan to any employee, including the Named Executive Officers, except himself, as shown below:

•
The Chief Executive Officer may increase or decrease any participant’s percent of cash corporate financial performance bonus earned by up to 25 percentage points, subject to limitations specified in the Plan. For example, if according to the corporate financial performance measure, 75% of the corporate financial performance bonus has been earned, the Chief Executive Officer may adjust an individual participant’s percent of corporate financial performance bonus earned to as little as 50% or as much as 100%.

•
The Chief Executive Officer may adjust individual executive deferred bonus awards downward or upward, based on the participant’s individual performance and/or the performance of the participant’s department or division.

•
The Chief Executive Officer may award a bonus of up to 25% of target bonus for exempt employees (and up to 100% of target bonus for non-exempt employees) if the Registrant fails to achieve the minimum performance otherwise required for payment of an award under the Plan for fiscal 2011.

The foregoing summary is qualified in its entirety by reference to the full and complete terms of the Plan, which was attached as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 13, 2006, and which is incorporated herein by reference.

The Chief Executive Officer and Vice President of Manufacturing and Logistics have each requested that they not be eligible for an executive deferred bonus award under the Plan in fiscal 2011. At its October 6, 2010 meeting, however, the Compensation Committee stated its current intention to grant to the Chief Executive Officer and Vice President of Manufacturing and Logistics, at a meeting following the end of fiscal 2011, an award of restricted shares of Class B Stock under the terms of our 2006 Long Term Incentive Plan (the “Equity Incentive Plan”). If granted, the dollar value of the restricted shares award would be calculated to equal the amount, if any, of the executive deferred bonus award each would have received under the Plan as a result of our corporate financial performance in fiscal 2011, had our Chief Executive Officer and Vice President of Manufacturing and Logistics been participants in that portion of the Plan. That dollar value would then be divided by the average closing sale price of the Registrant’s Common Stock for the 30 trading days preceding the date of grant (or another similar measure determined to be appropriate by the Compensation Committee) to establish the actual number of restricted shares granted. If any restricted shares are in fact granted, those shares would “cliff” vest in full on July 31, 2014.

(2) Amendment of Fiscal 2010 Annual Incentive Plan.  At its October 6, 2010 meeting, the Compensation Committee also amended the aggregate cash payouts to eligible exempt employees (including the Named Executive Officers) under the Plan for the fiscal year ended July 31, 2010 (“fiscal 2010”), reducing the payouts by an aggregate amount approximating the amount of a special bonus paid by the Registrant to its hourly employees (who are not participants in the Plan) in recognition of their sacrifices during the one-year salary and wage freeze implemented by the Registrant on July 1, 2009. The Registrant’s adjusted pre-tax, pre-bonus income of $17,104,000 in fiscal 2010 would have resulted in cash incentive bonuses being paid to eligible exempt employees (including the Named Executive Officers) at 137% of target bonus. To reduce these payouts by the aggregate amount approximating the amount of the special bonus paid to hourly employees, however, the Compensation Committee amended the Plan to provide that the percent of target bonus earned by eligible exempt employees on account of the Registrant’s financial performance in fiscal year 2010 is 131%.

(3) Equity Incentive Awards to Daniel S. Jaffee.  At its October 6, 2010 meeting, the Compensation Committee also granted to Daniel S. Jaffee, the Registrant’s President and Chief Executive Officer, an award of 4,933 restricted shares of Class B Stock under the terms of the Equity Incentive Plan. The shares will “cliff” vest in full on July 31, 2013, provided Mr. Jaffee is employed by the Registrant on that date. The award fulfills the intention the Compensation Committee stated at its October 15, 2009 meeting. Further, the Compensation Committee granted to Mr. Jaffee 125,000 restricted shares of the Registrant’s Class B Stock under the terms of the Equity Incentive Plan. The restrictions on these shares will lapse, and the shares will vest, in 20% increments beginning October 6, 2011 and on each of the four subsequent anniversaries of that date, provided Mr. Jaffee is employed by the Registrant on those dates.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit
Number	Description of Exhibits

99.1	Press Release of the Registrant dated October 12, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL-DRI CORPORATION OF AMERICA

By:	/s/ Charles P. Brissman
Charles P. Brissman
Vice President and General Counsel

Date:  October 12, 2010

Exhibit Index

Exhibit
Number	Description of Exhibits

99.1	Press Release of the Registrant dated October 12, 2010